Exhibit 99.1

AVCtechnologies Announces Strategic Realignment in Senior Management and planned Debt Reduction

ATLANTA, GA July 22, 2021 – American Virtual Cloud Technologies, Inc (AVCtechnologies; Nasdaq: AVCT) is pleased to announce changes to its Board of Directors and senior management team, effective immediately. Current AVCtechnologies’ Director and Navigation Capital Partners Managing Partner, Darrell Mays, will become the CEO of AVCtechnologies. Mr. Mays is deeply familiar with all aspects of the company’s strategy and operations, as co-founder and former CEO. Mr. Mays brings a wealth of industry experience to his role through senior management positions in telecommunications, including at MasTec (NYSE: MTZ) and AT&T (NYSE: T).

Lawrence E. Mock, Managing Partner with Navigation Capital Partners, will assume the role of Chairman of the Board and Robert Willis, Managing Partner with Navigation Capital Partners, will join the Board as a Vice-Chairman, with responsibility for capital markets and investor relations.

Xavier Williams will step down as CEO and will remain as a member of the Board of Directors as a Vice-Chairman to facilitate the transition of leadership. Under his leadership, the company has made significant strides, including the acquisition of Kandy Communications in December 2020. Current COO, Michael Dennis is also departing AVCtechnologies to pursue other opportunities. The Board of Directors thanks Mr. Williams and Mr. Dennis for their contributions to the business.

The Board is also pleased to announce strategic additions to AVCtechnologies’ management team:

  Kevin Keough, Managing Director, Operations, for Navigation Capital Partners joins the team as President, AVCtechnologies. Mr. Keough brings extensive operational experience to his role with more than 30 years of senior executive leadership experience across public companies including FirstEnergy (NYSE: FE), private equity portfolio management, and partner-level leadership at McKinsey & Company.

  Chuck Canton has been appointed as President of Kandy, AVCtechnologies’ globally deployed, carrier grade, white-labeled proprietary communications platform. Mr. Canton brings to Kandy deep expertise in technology-enabled businesses and a focus on customer care, through his previous roles as Global Vice President of Customer Success and Operations at Vonage (NYSE: VG) and President of Services and Operations at Compass, a rapidly growing tech-enabled real estate company.

AVCtechnologies is also pleased to announce that it intends to reduce the company’s debt by over 90% by converting over $130 million of outstanding debentures into registered equity securities in accordance with the terms of the debentures.

“We believe these changes will flatten our operational structure, bring us closer to our customers, and strengthen AVCtechnologies’ leadership and balance sheet for continued growth and shareholder value creation,” said Larry Mock, Chairman of AVCtechnologies and Managing Partner of Navigation Capital Partners.

About AVCtechnologies

American Virtual Cloud Technologies (“AVCtechnologies”; Nasdaq: AVCT) is a premier global IT solutions provider offering a comprehensive bundle of services including unified cloud communications, managed services, cybersecurity, and enhanced connectivity. Our mission is to provide global technology solutions with a superior customer experience. For more information, visit https://www.avctechnologies.com

Important Information Regarding Forward-Looking Statements

This release contains forward-looking statements concerning AVCtechnologies. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of AVCtechnologies, as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “seek,” “see,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project,” “target” or similar words, phrases or expressions, and include statements regarding the future results of AVCtechnologies’ business and AVCtechnologies’ plans to reduce its outstanding indebtedness. These forward-looking statements are subject to various risks and uncertainties, many of which are outside AVCtechnologies’ control.

Factors that could cause actual results to differ materially from those in the forward-looking statements include risks that AVCtechnologies will not be able to grow its business or reduce its outstanding indebtedness; potential litigation that could harm AVCtechnologies’ business; ability to retain key personnel; and conditions in the capital markets. The foregoing list of factors is not exhaustive. All of AVCtechnologies’ forward-looking statements involve risks and uncertainties (some of which are significant or beyond AVCtechnologies’ control) and assumptions that could cause actual results to differ materially from its respective historical experience and present expectations or projections. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in the most recent respective Annual Report on Form 10-K and Quarterly Reports on Form 10-Q of AVCtechnologies, as well as the other documents filed by AVCtechnologies from time to time with the SEC. AVCtechnologies cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. AVCtechnologies undertakes no obligation to publicly update or revise any of forward-looking statements after the date they are made, whether as a result of any changes in circumstances or new information, future events or otherwise, except to the extent required by applicable law.

American Virtual Cloud Technologies, Inc.

Thomas King

+1 (404) 239-2863

info@avctechnologies.com